SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                            FORM 8-K



                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)            October 5, 1994


                    Northern States Power Company
     (Exact name of registrant as specified in its charter)


                               Minnesota
         (State or other jurisdiction of incorporation)


       1-3034                                                  41-0448030
(Commission File Number)                  (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                                        55401
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code               612-330-5500



  (Former name of former address, if changed since last report)


Item 5.   Other Events


On October 5, 1994, Northern States Power Company, a Minnesota corporation (the "Company") entered into an Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $150,000,000 in aggregate principal amount of the Company's First Mortgage Bonds, Series due October 1, 2001.


Item 7.   Financial Statements and Exhibits

          Exhibits

    1.01 Underwriting Agreement, dated October 5, 1994, between Northern States Power Company and Kidder, Peabody & Co. Incorporated, Citicorp Securities, Inc., Lehman Brothers, J. P. Morgan Securities Inc., NatWest Capital Markets Limited, and Salomon Brothers Inc relating to $150,000,000 First Mortgage Bonds, Series due October 1, 2001.

    4.01 Supplemental Trust Indenture dated October 1, 1994, between Northern States Power Company and Harris Trust and Savings Bank as Trustee, creating $150,000,000 principal amount First Mortgage Bonds, Series due October 1, 2001.

   12.01  Computation of ratio of earnings to fixed charges.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Northern States Power Company
                              (a Minnesota Corporation)


                              By  (Edward J. McIntyre)
                                  Edward J. McIntyre
                                  Vice President and Chief Financial Officer



Dated: October 7, 1994

                          EXHIBIT INDEX

Method of        Exhibit
 Filing            No.      Description

   DT             1.01      Underwriting Agreement for the New Bonds.
   DT             4.01      Supplemental Trust Indenture for the New Bonds.
   DT            12.01      Computation of ratio of earnings to fixed charges.

DT -- Filed electronically with this direct transmission.